Sub-Item 77Q1: Exhibits

(a)	Copies of any material amendments to the Registrant's charter or by-laws

Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment No. 140 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on September 28, 2016 (SEC Accession No. 0001104659-16-147205) and
incorporated herein by reference.

(e)	Copies of any new or amended registrant investment advisory
contracts

Form of Amended and Restated Schedules A and B to the Investment Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(C) to Post-Effective Amendment No. 140 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on September 28, 2016 (SEC Accession No. 0001104659-16-147205) and incorporated herein by reference.